Exhibit 99.3

WOLFSON MICROELECTRONICS LTD

Unaudited condensed financial statements for the 6-months ended June 29, 2014.

Condensed consolidated income statement

		H1 2014	H1 2013
		26-week period from 30 December 2013 to 29 June 2014	26-week period from 31 December 2012 to 30 June 2013
	Notes	$’000	$’000
Revenue	3,4	57,224	93,484
Cost of sales		(30,635)	(54,465)

Gross profit	4	26,589	39,019
Distribution and selling costs		(9,227)	(11,392)
Research and development expenses		(23,080)	(29,544)
Administrative expenses		(5,605)	(6,248)
Past service cost on defined benefit plan (Exceptional)	5	—	(600)

Operating loss		(11,323)	(8,765)

Financial income		13	78
Financial expenses		(72)	(115)

Net financing expense		(59)	(37)

Loss before tax		(11,382)	(8,802)
Income tax credit	6	2,277	1,753

Loss for the period attributable to the owners of the Company		(9,105)	(7,049)

Basic loss per share (cents)		(7.79)	(6.04)
Diluted loss per share (cents)		(7.79)	(6.04)

Condensed consolidated statement of comprehensive income

	H1 2014	H1 2013
	26-week period from 30 December 2013 to 29 June 2014	26-week period from 31 December 2012 to 30 June 2013
	(Unaudited)	(Unaudited)
	$’000	$’000

Loss for the period	(9,105)	(7,049)

Other comprehensive income:
Items that will never be reclassified to profit or loss:
Actuarial (loss) / gain on net defined benefit obligations	(1,435)	1,931
Decrease / (increase) in defined benefit liabilities recognised in accordance with IFRIC 14	1,596	(2,100)
Movement in unrecognised surplus on defined benefit plan (excluding amounts in net interest cost)	(366)	(1,828)
Deferred tax on net defined benefit items recognised in equity	41	459

	(164)	(1,538)

Items that are or may be reclassified subsequently to profit or loss:
Foreign exchange translation differences on foreign operations	—	(4)
Effective portion of changes in fair value of cash flow hedges	(665)	(2,088)

	(665)	(2,092)

Other comprehensive income for the period	(829)	(3,630)

Total comprehensive income for the period attributable to the owners of the Company	(9,934)	(10,679)

Consolidated Condensed Balance Sheets

	As at 29 June 2014	As at 29 December 2013
	(Unaudited)
	$’000	$’000
ASSETS

Property, plant and equipment	19,317	20,501
Intangible assets	33,237	32,073
Deferred tax assets	20,527	17,403

Total non-current assets	73,081	69,977

Inventories	24,566	24,221
Trade and other receivables	21,307	28,899
Other investments, including derivatives	1,724	2,389
Short-term deposits	—	—
Cash and cash equivalents	20,696	25,886

Total current assets	68,293	81,395

Total Assets	141,374	151,372

EQUITY
Issued share capital	195	194
Share premium account	62,460	61,430
Capital redemption reserve	503	503
Hedging reserve	1,724	2,389
Retained earnings	51,909	60,429

Total equity attributable to equity holders of the parent	116,791	124,945

LIABILITIES
Employee benefits	2,304	3,900
Other payables	670	483

Total non-current liabilities	2,974	4,383

Income tax payable	39	78
Trade and other payables, including derivatives	21,095	20,966
Provisions	475	1,000

Total current liabilities	21,609	22,044

Total Liabilities	24,583	26,427

Total equity and liabilities	141,374	151,372

Unaudited Condensed consolidated statement of changes in equity

	Attributable to owners of the Company
	Share capital	Share premium	Capital redemption reserve	Hedging reserve	Retained earnings	Total equity
	$’000	$’000	$’000	$’000	$’000	$’000
Balance at 31 December 2012	194	61,253	503	621	77,339	139,910

Loss for the period	—	—	—	—	(7,049)	(7,049)
Other comprehensive income:
Actuarial gain on net defined benefit items	—	—	—	—	1,931	1,931
Movement in unrecognised surplus on defined benefit plan	—	—	—	—	(1,828)	(1,828)
Increase in defined benefit liabilities recognised in accordance with IFRIC 14	—	—	—	—	(2,100)	(2,100)
Deferred tax on net defined benefit items recognised in equity	—	—	—	—	459	459
Foreign exchange translation differences on foreign operations	—	—	—	—	(4)	(4)
Effective portion of changes in fair value of cash flow hedges	—	—	—	(2,088)	—	(2,088)

Total comprehensive income for the period ended 30 June 2013	—	—	—	(2,088)	(8,591)	(10,679)

Equity settled share-based payment transactions	—	—	—	—	886	886
Deferred tax on equity settled share-based payment transactions recognised in equity	—	—	—	—	(327)	(327)
Share options exercised by employees	—	91	—	—	—	91
Company shares acquired by employee trust	—	—	—	—	(2)	(2)

Total contributions by and distributions to owners of the Company	—	91	—	—	557	648

Balance at 30 June 2013	194	61,344	503	(1,467)	69,305	129,879

	$’000	$’000	$’000	$’000	$’000	$’000
Balance at 30 December 2013	194	61,430	503	2,389	60,429	124,945

Loss for the period	—	—	—	—	(9,105)	(9,105)
Other comprehensive income:
Actuarial loss on net defined benefit items	—	—	—	—	(1,435)	(1,435)
Movement in unrecognised surplus on defined benefit plan (excluding amounts in net interest cost)	—	—	—	—	(366)	(366)
Decrease in defined benefit liabilities recognised in accordance with IFRIC 14	—	—	—	—	1,596	1,596
Deferred tax on net defined benefit items recognised in equity	—	—	—	—	41	41
Foreign exchange translation differences on foreign operations	—	—	—	—	—	—
Effective portion of changes in fair value of cash flow hedges	—	—	—	(665)	—	(665)

Total comprehensive income for the period ended 29 June 2014	—	—	—	(665)	(9,269)	(9,934)

Equity settled share-based payment transactions	—	—	—	—	40	40
Deferred tax on equity settled share-based payment transactions recognised in equity	—	—	—	—	713	713
Share options exercised by employees	1	1,030	—	—	—	1,031
Company shares acquired by employee trust	—	—	—	—	(4)	(4)

Total contributions by and distributions to owners of the Company	1	1,030	—	—	749	1,780

Balance at 29 June 2014	195	62,460	503	1,724	51,909	116,791

Unaudited Condensed consolidated statement of cash flows

	H1 2014	H1 2013
	26-week period from 30 December 2013 to 29 June 2014	26-week period from 31 December 2012 to 30 June 2013
	$’000	$’000
Cash flow from operating activities
Loss for the period	(9,105)	(7,049)
Adjustments for:
Depreciation, amortisation and impairment loss on property, plant and equipment	4,815	5,009
(Gain) / loss on disposal of property, plant and equipment	(40)	—
Foreign exchange (gain) / loss	(891)	433
Net financing expense	59	37
Equity-settled share-based payment (credits) / expenses	40	886
Income tax credit	(2,277)	(1,753)

	(7,399)	(2,437)
Decrease / (increase) in inventories	(345)	(10,308)
Decrease in trade and other receivables	7,562	7,181
(Decrease) / increase in trade and other payables	(689)	(5,358)
Decrease in provisions and employee benefits	(2,104)	(3,099)

Cash (absorbed by) / generated from the operations	(2,975)	(14,021)
Income tax (paid) / received	(72)	113

Net cash (outflow) / inflow from operating activities	(3,047)	(13,908)

Cash flow from investing activities
Interest received	13	86
Acquisition of property, plant and equipment and intangible assets	(3,121)	(2,593)
Proceeds from the sale of property, plant and equipment	40	—
Deferred consideration on acquisition in prior periods	(800)	(1,600)
Amounts withdrawn from short-term deposits	—	20,000

Net cash (outflow) / inflow from investing activities	(3,868)	15,893

Cash flow from financing activities
Proceeds from the issue of share capital	1,031	91
Company shares acquired by employee trust	(4)	(2)
Interest paid	(8)	(10)

Net cash inflow / (outflow) from financing activities	1,019	79

Net (decrease) / increase in cash and cash equivalents	(5,896)	2,064
Cash and cash equivalents at start of period	25,886	19,974
Effect of exchange rate fluctuations on cash held	706	(191)

Cash and cash equivalents at end of period	20,696	21,847

Cash and cash equivalents at end of period	20,696	21,847
Short-term deposits at end of period	—	8,000

Total cash and short-term deposits at end of period	20,696	29,847

Notes to the condensed half year financial statements (unaudited)

1.	Basis of preparation

The condensed interim financial statements set out above contain the interim financial information of Wolfson Microelectronics Limited (the “Company”) and its subsidiaries (together referred to as the “Group”) for the twenty-six week period ended 29 June 2014. The comparative period is the twenty-six week period ended 30 June 2013.

The financial information set out in these interim statements has been prepared in compliance with IAS 34 Interim Financial Reporting. The interim statements do not include all of the information required for a complete set of IFRS financial statements. However, selected explanatory notes are included to explain events and transactions that are significant to an understanding of the changes in the Group’s financial position and performance since the last annual consolidated financial statements as at and for the fifty-two week period ended 29 December 2013.

2.	Accounting policies

The condensed set of financial statements has been prepared applying the accounting policies and presentation that were applied in the preparation of the Company’s consolidated financial statements for the fifty-two week period ended 29 December 2013.

There are no new accounting standards, amendments to standards and interpretations that are currently relevant for the Group in the current financial period and that are mandatory for the first time for financial periods commencing on 30 December 2013.

Use of estimates and judgements

In the process of applying the Group’s accounting policies, management necessarily makes judgements and estimates that have a significant effect on the amounts recognised in the condensed interim financial statements. Actual results may differ from these estimates. Changes in the assumptions underlying the estimates could result in a significant impact to the interim financial statements. The most critical of these accounting judgement and estimation areas were noted in the Company’s consolidated financial statements for the fifty-two week period ended 29 December 2013.

Income tax

Income tax in the interim period is calculated using the tax rate that would be applicable to expected total annual pre-tax results. A reduction in the UK corporation tax rate, from 23% to 21% was effective from 1 April 2014 with a further reduction in the UK corporation tax rate, from 21% to 20% to be effective from 1 April 2015. Therefore the relevant deferred tax balances as at 29 June 2014 have been measured using a UK corporation tax rate of 20%.

3.	Seasonality of revenue

The revenue of the Group is generally more weighted towards the second half of the financial year in line with consumer spending and demand in the lead up to the main holiday period. The Group attempts to minimise the seasonal impact through the management of inventories to meet demand during this period, however the first half of the financial year typically results in lower revenues and operating results.

4.	Segment information

The chief operating decision-maker is the Chief Executive Officer (‘CEO’) of the Group. The CEO reviews the Group’s internal reporting in order to assess performance and allocate resources. Management has determined the operating segments based on these reports.

The Group has two reportable segments, which reflect the organisational structure in the internal reporting as used by the CEO in order to assess performance and allocate resources. These two reportable segments are the Group’s Audio Hubs and Discrete and Power Products segments which are reported separately to the chief operating decision-maker to allow greater management focus on the Audio Hubs strategy. The following summary describes the operations in the Group’s reportable segments:

Audio Hubs – this segment includes the supply and sale of Wolfson’s Audio Hubs high performance audio integrated circuit solutions. Audio Hubs are feature-rich devices which contain many of Wolfson’s audio technologies combined into a single Hub device.

Discrete and Power Products – this segment includes the supply and sale of integrated circuits which are discrete components, such as : Analogue-to-Digital Converters; Digital-to-Analogue Converters; and this segment also includes those components which are power management integrated circuits and the silicon microphone devices based on Micro-Electro-Mechanical Systems (‘MEMS’) technology.

The other operating segment does not meet any of the quantitative thresholds for determining a reportable segment in the periods presented and, accordingly, the relevant revenue and segment gross profits are shown as ‘other operating segment’.

The CEO assesses the performance of the operating segments based on revenue and a measure of gross profit. The gross profit measurement basis excludes the effects of non-recurring expenditure from operating segments, such as restructuring costs and exceptional inventory write downs. Interest income and expenditure are not included in the result for each operating segment that is reviewed by the CEO. Other information provided to the CEO is measured in a manner consistent with that in the financial statements. The segment information is prepared using accounting policies consistent with those of the Group as a whole. There were no inter-segment transactions in the periods presented.

The assets and liabilities of the Group are not reviewed by the chief operating decision-maker on a segment basis. Therefore none of the Group’s assets and liabilities are segmental assets and segmental liabilities respectively and all are unallocated for segmental disclosure purposes.

	H1 2014	H1 2013
	26-week period from 30 December 2013 to 29 June 2014	26-week period from 31 December 2012 to 30 June 2013
	$’000	$’000

Segment revenue:
Audio Hubs	41,263	78,207
Discrete and Power Products	15,886	15,205
Other operating segment	75	72

Total revenue for the period	57,224	93,484

Segment gross profit:
Audio Hubs	19,001	31,370
Discrete and Power Products	7,770	7,674
Other operating segment	(182)	(25)

Total gross profit for segments in the period	26,589	39,019

A reconciliation of gross profit to total loss before income tax is provided as follows:

	H1 2014	H1 2013
	26-week period from 30 December 2013 to 29 June 2014	26-week period from 31 December 2012 to 30 June 2013
	$’000	$’000

Gross profit for segments	26,589	39,019

Gross profit for the period	26,589	39,019
Corporate overheads	(37,912)	(47,184)
Exceptional item	—	(600)

Operating loss for the period	(11,323)	(8,765)
Financial income	13	78
Financial expense	(72)	(115)

Loss before tax	(11,382)	(8,802)

Reportable segments’ assets are reconciled to total assets as follows:

	As at 29 June 2014	As at 29 December 2013
	$’000	$’000
Total assets for reportable segments	—	—
Assets for other operating segments	—	—
Goodwill and acquired intangible assets: from acquisition of Sonaptic limited	22,237	20,637
Goodwill and acquired intangible assets: from acquisition of Oligon Limited	4,024	4,024
Goodwill and acquired intangible assets: from acquisition of Dynamic Hearing Pty Limited	4,305	4,860
Other unallocated assets	110,808	121,851

Consolidated total assets	141,374	151,372

5.	Exceptional charge

There were no exceptional charges recognised in the twenty-six week period ended 29 June 2014.

Past service cost on defined benefit plan.

Exceptional charge recognised in the twenty-six week period ended 30 June 2013 and in the fifty-two week period ended 29 December 2013:

In November 2012 the Group initiated an Enhanced Transfer Value (ETV) offer to the 83 deferred members of the Company’s defined benefit pension scheme. The Group estimated (for accounting purposes) the projected level of take up of the ETV offer and, as a result, recognised an exceptional charge of $1.4 million in the thirteen and fifty-two week periods ended 30 December 2012. Following the closure of the ETV offer, the actual accounting cost of the ETV to be recognised was $2.0 million for those members that decided to take up the offer. Therefore the difference of $0.6 million between the actual accounting cost and the estimated cost of $1.4 million, recorded as at 30 December 2012, was recognised as an exceptional charge in the Group’s condensed financial statements in the twenty-six week period ended 30 June 2013 and in the financial statements for the fifty-two week period ended 29 December 2013.

6.	Income tax credit

The income tax credit for the twenty-six week period ended, and the related deferred tax asset as at 29 June 2014 reflects the estimated total effective tax rate on the result before taxation for the Group of approximately 20% for the current financial period. This reflects the UK corporation tax rate applicable for that period as favourably affected by tax allowances on research and development expenditure but adversely impacted by disallowable expenses and the lower UK corporation tax rate, of 20%, applicable to the recognition of deferred tax.

7.	Property, plant and equipment

During the twenty-six week period ended 29 June 2014, the Group acquired property, plant and equipment with a cost of $155,000 (twenty-six week period ended 30 June 2013: $993,000) and also intangible assets with a cost of $3,040,000 (twenty-six week period ended 30 June 2013:$2,726,000).

As at 29 June 2014, the Group had commitments to purchase property, plant and equipment and intangible assets of $2,367,000 (as at 30 June 2013: $6,956,000) of which $1,819,000 is expected to be settled in 2014 and $548,000 in 2015.

8.	Employee benefits

Defined benefit obligations

The Group makes deficit repair contributions to a UK-based defined benefit plan that provides pension benefits for UK employees upon retirement. The defined benefit plan and actuarial assumptions are based on sterling denominated assets and liabilities. The defined benefit pension scheme was closed to new entrants with effect from 2 July 2002. The scheme closed to future accrual with effect from 30 April 2011 and therefore the Group is no longer required to pay contributions in respect of future accrual.

The Group and the Trustees of the defined benefit pension scheme have agreed on an outline funding policy which will aim to eliminate £1 million (approximately $1.6 million) of buyout deficit every year, either by means of liability reduction measures, contributions, or both.

Funding

The defined benefit pension obligation is calculated using an actuarial update as at 29 June 2014. The latest triennial valuation of this defined benefit pension scheme was as at 29 February 2012.

Since the defined benefit pension scheme is closed to future accrual and since there will no longer be regular contributions into the scheme, there is some uncertainty regarding the recoverability of the net asset, being the IAS 19 net surplus on the scheme as at 29 June 2014. Accordingly the surplus of $2.7 million on the defined benefit pension scheme as at 29 June 2014, calculated in accordance with IAS 19 (Revised in 2011), has not been recognised. The Group is targeting to completely close the scheme over the next five to ten years through a combination of liability reduction exercises, such as buy ins, buy outs and enhanced transfer values, all of which will likely cost more than the IAS 19 funded obligations assume.

During the twenty-six week period ended 29 June 2014, the Group paid a deficit repair contribution of £1 million ($1.6 million) into the plan (twenty-six week period ended 30 June 2013: $nil). The total amount due under the current schedule of contributions is approximately $2.3 million as at 29 June 2014, being $1.7 million payable by 30 April 2015 and $0.6 million by 30 April 2016. In accordance with IFRIC 14, the present value of this remaining commitment (being $2.3 million) was recognised as a liability as at 29 June 2014. There was a similar type of commitment at 30 June 2013 and at 29 December 2013 in respect of the schedule of contributions in place at those dates.

Net surplus / (liability) for defined benefit obligations as at 29 June 2014

	As at 29 June 2014	As at 29 December 2013	As at 30 June 2013
	$’000	$’000	$’000
Present value of funded obligations	(25,523)	(22,662)	(19,660)
Fair value of plan assets	28,176	24,898	21,488

Net surplus for defined benefit obligations	2,653	2,236	1,828
Unrecognised surplus	(2,653)	(2,236)	(1,828)
Increase in liabilities recognised in accordance with IFRIC 14	(2,304)	(3,900)	(3,600)

Recognised liability for defined benefit obligations	(2,304)	(3,900)	(3,600)

Enhanced Transfer Value offer

In November 2012, the Group initiated an Enhanced Transfer Value (ETV) offer to the 83 deferred members of this defined benefit pension scheme and this offer was closed in February 2013. Details of the accounting treatment of the cost of this ETV offer are contained in Note 5. During the twenty-six week period ended 30 June 2013, the Company paid $2.1 million into the defined benefit pension scheme in respect of the ETV offers which were accepted by some of the deferred members of this pension scheme. The impact of the accepted offers was to reduce the scheme assets and obligations by approximately $11 million, or approximately one third, thereby reducing the buyout deficit by around $4.5 million.

Share-based payments

The share-based payment expense (and the expense / (credit) for the related payroll taxes) recognised for each period was:

	H1 2014	H1 2013
	26-week period from 30 December 2013 to 29 June 2014	26-week period from 31 December 2012 to 30 June 2013
	$’000	$’000
Total expense recognised, in accordance with IFRS 2	62	892
Share-based Payment, in personnel expenses during the period
Related payroll taxes accrual: expense / (credit) in personnel expenses during the period	383	(107)

Total expense recognised in the period for share-based compensation (including related payroll taxes)	445	785

The total share-based compensation expense (including related payroll taxes) was lower in the twenty-six week period ended 29 June 2014, compared to the expense for the twenty-six week period ended 30 June 2013, primarily as a result of credits recognised in respect of share-based awards with non-market performance conditions which are no longer expected to vest, partly offset by the increase in share price.

During the twenty-six week period to 29 June 2014, the Group granted: a maximum of, subject to the achievement of performance conditions, 3,534,095 performance shares (in the form of nil cost options) to executive directors and senior management; and 1,195,665 contingent shares to employees (twenty-six weeks to 30 June 2013: 2,303,876 performance shares (in the form of nil cost options) to executive directors and senior management; and 880,643 contingent shares to employees). Both of these categories of share-based payment have an estimated weighted average life of three years. The weighted average fair values of those share-based payments, which were granted in the twenty-six week period to 29 June 2014, are 127 pence and 127 pence respectively (the weighted average fair values for those share-based payments granted in the twenty-six week period ended 30 June 2013 were: 191.12 pence and 193.09 pence respectively).

9.	Financial instruments

Accounting classifications and fair values

The carrying amounts in the condensed consolidated balance sheet and fair values of financial assets and financial liabilities, including their levels in the fair value hierarchy are shown in the table below. It does not include the fair value information for financial assets and financial liabilities not measured at fair value if the carrying amount is a reasonable approximation of fair value.

As at 29 June 2014	Carrying amount					Fair value
	Fair value- hedging instruments	Designated at fair value	Loans and receivables	Other financial liabilities	Total	Level 1	Level 2	Level 3	Total
	$000	$000	$000	$000	$000	$000	$000	$000	$000
Financial assets measured at fair value
Forward foreign exchange contracts used for hedging	1,724	—	—	—	1,724	—	1,724	—	1,724
Financial assets not measured at fair value
Trade and other receivables	—	—	21,307	—	21,307
Cash and cash equivalents	—	—	20,696	—	20,696
Short-term deposits	—	—	—	—	—

	—	—	42,003	—	42,003

Financial liabilities measured at fair value
Contingent consideration	—	(4,089)	—	—	(4,089)	—	—	(4,089)	(4,089)

Financial liabilities not measured at fair value
Trade and other payables	—	—	—	(17,676)	(17,676)

Fair value hierarchy

The preceding table analyses financial instruments carried at fair value, by valuation method. The different levels are defined as follows:

•	Level 1: quoted prices (unadjusted) in active markets for identical assets or liabilities;

•	Level 2: inputs other than quoted prices included within Level 1 that are observable for the asset or liability, either directly or indirectly;

•	Level 3: inputs for the asset or liability that are not based on observable market data (unobservable inputs).

The significant unobservable inputs and valuation adjustments are regularly reviewed by the Chief Financial Officer.

Significant valuation issues are reported to the Audit Committee of Cirrus Logic.

i.	Valuation techniques and significant unobservable inputs

The following table shows the valuation technique and the key unobservable inputs used in the determination of fair value of the contingent consideration liability.

	Valuation technique	Significant unobservable inputs	Inter-relationship between significant unobservable inputs and fair value measurement
Contingent consideration	The fair value is determined by considering the expected payment, discounted to present value using a risk-adjusted discount rate. The expected payment is determined by considering the possible scenarios in respect of: the business milestones (in relation to the contingent consideration for the Sonaptic acquisition) or the utilisation of pre-acquisition tax losses (in relation to the contingent consideration for the Dynamic Hearing acquisition); the amount to be paid under each scenario.

Probability assessments regarding extent of: achievement of milestones (in relation to the contingent consideration for the Sonaptic acquisition); and utilisation of pre-acquisition tax losses (in relation to the contingent consideration for the Dynamic Hearing acquisition). Estimated timing of: achievement of milestones; and utilisation of pre-acquisition tax losses.

Risk adjusted discount rate.

The estimated fair value would increase if: The assessment of probability was higher in respect of achieving the relevant milestones and / or utilising the pre-acquisition losses. The estimated timing, of achievement of milestones and / or use of the pre-acquisition tax losses, was earlier. The risk-adjusted discount rate was lower.

ii.	Level 3 fair values

Details of the determination of Level 3 fair value measurements and the transfer out of Level 3 of the fair value hierarchy during the twenty-six weeks ended 29 June 2014 are set out below.

$’000
Balance at 30 December 2013	(3,207)
Amounts of consideration paid in the period	800
Total gains and losses recognised in profit or loss: finance expense	(82)
Revision to contingent consideration on Sonaptic acquisition recognised in goodwill	(1,600)

Balance at 29 June 2014	(4,089)